Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this  prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 25, 2005 relating to the consolidated financial statements of RELM Wireless Corporation, which appears in its Annual Report on Form 10-K for the year ended December 31, 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BDO Seidman, LLP

Miami, Florida

October 17, 2005